EXHIBIT 10.01

THIRD AMENDMENT
to
REINSURANCE POOLING AGREEMENT
AMENDED AND RESTATED
as of JANUARY 1, 2011

This Third Amendment (the “Third Amendment”) to the Reinsurance Pooling Agreement Amended and Restated as of January 1, 2011 (the “A&R Pooling Agreement”), as amended by the First Amendment and Second Amendment to the A&R Pooling Agreement (the A&R Pooling Agreement and the First Amendment and Second Amendment are collectively referred to as the “2011 Pooling Agreement”) is made by and among State Automobile Mutual Insurance Company (“State Auto Mutual”), State Auto Property & Casualty Insurance Company (“State Auto P&C”), Milbank Insurance Company (“Milbank”), State Auto Insurance Company of Wisconsin (“SA WI”), State Auto Insurance Company of Ohio (“SA OH”), Meridian Security Insurance Company (“Meridian Security”), Patrons Mutual Insurance Company of Connecticut (“Patrons”), Rockhill Insurance Company (“RIC”), Plaza Insurance Company (“PIC”), American Compensation Insurance Company (“ACIC”), and Bloomington Compensation Insurance Company (“BCIC”) (collectively, the “Pooled Companies”). This Third Amendment shall be effective and operative as of 12:01 a.m. on July 1, 2014.
Background Information
Meridian Citizens Mutual Insurance Company (“Meridian Citizens”) is being merged with and into State Auto Mutual, with State Auto Mutual being the surviving entity. As a result of the merger, Meridian Citizens will cease to exist and will no longer be a party to the 2011 Pooling Agreement. Accordingly, with this Third Amendment, the parties hereto intend to amend the 2011 Pooling Agreement as necessary to remove all references to Meridian Citizens as a party to the 2011 Pooling Agreement. Furthermore, this Third Amendment will reflect that State Auto Mutual’s “Respective Percentage” under the 2011 Pooling Agreement has been increased to 34.5% from 34.0% as a result of the merger of Meridian Citizens with and into State Auto Mutual.
Statement of Agreement
In consideration of the mutual covenants set forth herein and INTENDING TO BE LEGALLY BOUND HEREBY, the parties to this Third Amendment agree to amend the 2011 Pooling Agreement as follows:

1.	Capitalized terms used in this Third Amendment (including the Background Information) which are not otherwise defined herein shall have the meanings ascribed such terms in the 2011 Pooling Agreement.

2.
Effective 12:01 a.m. on July 1, 2014, Meridian Citizens will be removed as a party to the 2011 Pooling Agreement, and each provision of the 2011 Pooling Agreement will be deemed amended or deleted as necessary to remove any and all references to Meridian Citizens as of 12:01 a.m. on July 1, 2014. Notwithstanding the foregoing, this Third Amendment shall only become operative if it has been approved, or deemed approved, by all insurance regulators whose approval is necessary to implement the terms of this Third Amendment with respect to Meridian Citizens. If not approved as described in this section, this Third Amendment shall be deemed null and void and shall not become operative to amend the 2011 Pooling Agreement in any manner whatsoever.

3.
Effective July 1, 2014 at 12:01 a.m., Section 2 of the First Amendment and Section 3 of the Second Amendment shall be deleted in their entirety, and Paragraph (c) of Section 1 of the A&R Pooling Agreement shall be deleted in its entirety and replaced by the following:

(c) “Respective Percentage” shall be:

As to SA OH	0.0%
As to SA WI	0.0%
As to Milbank	14.0%
As to State Auto P&C	51.0%
As to State Auto Mutual	34.5%
As to Meridian Security	0.0%
As to Patrons	0.5%
As to RIC	0.0%
As to PIC	0.0%
As to ACIC	0.0%
As to BCIC	0.0%

4.
Effective July 1, 2014 at 12:01 a.m., Section 5 of the First Amendment and Section 4 of the Second Amendment shall be deleted in their entirety, and Paragraph (q) of Section 9 of the A&R Pooling Agreement shall be deleted in its entirety and replaced by the following:

“(q) The parties hereto shall, as of 12:01 a.m. on July 1, 2014, participate on the basis of 34.5% for State Auto Mutual, 51.0% for State Auto P&C, 14.0% for Milbank, 0.0% for SA WI, 0.0% for SA OH, 0.0% for Meridian Security, 0.5% for Patrons, 0.0% for RIC, 0.0% for PIC, 0.0% for ACIC and 0.0% for BCIC in all of the underwriting operations of each of the parties hereto, except as otherwise expressly excluded herein.”

5.
This document is an amendment to the 2011 Pooling Agreement. In the event of any inconsistencies between the provisions of the 2011 Pooling Agreement and this Third Amendment, the provisions of this Third Amendment shall control. Except as expressly amended hereby, the 2011 Pooling Agreement shall continue in full force and effect without change for the balance of the term thereof.

IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment on July 2, 2014.

State Automobile Mutual Insurance Company
State Auto Property & Casualty Insurance Company
Milbank Insurance Company
State Auto Insurance Company of Wisconsin
State Auto Insurance Company of Ohio
Meridian Security Insurance Company
Patrons Mutual Insurance Company of Connecticut
Rockhill Insurance Company
Plaza Insurance Company
American Compensation Insurance Company
Bloomington Compensation Insurance Company

Attest:
/s/ James A. Yano	By	/s/ Steven E. English
James A. Yano, Secretary		Steve E. English, Senior Vice President